Exhibit 5.1

March 8, 2006

China 3C Group
368 HuShu Nan Road,
HangZhou City, Zhejiang Province,
P.R. China

RE:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 7, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,000,000 shares of China 3C Group Common Stock, par value $0.001 per share (the “Shares”), issuable pursuant to the China 3C Group 2005 Equity Incentive Plan (the “Plan”).  We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have relied as to certain factual matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and in reliance thereon we are of the opinion that, when the terms of the issuance and sale of the Shares have been duly established in conformity with the Plan, the Shares, when duly issued and paid for as contemplated in the applicable Plans and any applicable agreements relating thereto, and assuming compliance with the Act, will be validly issued, fully paid and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/
Berkman, Henoch, Peterson & Peddy, P.C.